Exhibit 4

SERIES SEED-1 PREFERRED STOCK SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING, OVER THE WEB-BASED PLATFORM MAINTAINED BY SEEDINVEST TECHNOLOGY, LLC (THE “PLATFORM”) OR THROUGH SI SECURITIES, LLC (THE “BROKER”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 5(g). THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY INVESTORS IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE PLATFORM OR PROVIDED BY THE COMPANY AND/OR BROKER (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

To:	AppMail, Inc.
435 W. 31st St. New York, NY 10001

Ladies and Gentlemen:

1.	Subscription.

(a)        The undersigned (“Investor”) hereby subscribes for and agrees to purchase shares of Series Seed-1 Preferred Stock, par value $0.0001 per share (the “Shares”), of AppMail, Inc., a Delaware corporation (the “Company”), at a purchase price of $0.49 per share of Series Seed-1 Preferred Stock (the “Per Security Price”), rounded down to the nearest whole share based on Investor’s subscription amount, upon the terms and conditions set forth herein (the “Subscription”). The minimum subscription is $999.60. SeedInvest Auto Invest participants have a lower investment minimum of $199.92. The purchase price of each Share is payable in the manner provided in Section 2(a) below. The Shares being subscribed for under this Subscription Agreement and the Common Stock issuable upon the conversion of such Shares are sometimes referred to herein as the “Securities.” The rights and preferences of the Shares are as set forth in the Amended and Restated Certificate of Incorporation of the Company (the “Restated Charter”), available in the Exhibits to the Offering Statement of the Company filed with the SEC (the “Offering Statement”).

(b)       Investor understands that the Shares are being offered (the “Offering”) pursuant to the Offering Circular dated [_] and its exhibits (the “Offering Circular”), as filed with the Securities and Exchange Commission (the “SEC”). By subscribing to the Offering, Investor acknowledges that Investor has received a copy of the Offering Statement and any other information required by Investor to make an investment decision with respect to the Shares.

(c)        This Subscription may be accepted or rejected in whole or in part by the Company at its sole discretion, subject to the conditions set forth herein. In addition, the Company, at its sole discretion, may allocate to Investor only a portion of the number of the Shares that Investor has subscribed to purchase hereunder. The Company will notify Investor whether this subscription is accepted (whether in whole or in part) or rejected. If Investor’s subscription is rejected, Investor’s payment (or portion thereof if partially rejected) will be returned to Investor without interest and all of Investor’s obligations hereunder shall terminate (unless partially rejected). Tendered funds will be transmitted promptly to the Escrow Agent (as hereinafter defined), and returned promptly to Investor if the Minimum Offering (as hereinafter defined) is not met prior to the Termination Date.

(d)       The aggregate number of shares of Series Seed-1 Preferred Stock that may be sold by the Company in this Offering shall not exceed 10,204,081 shares (the “Maximum Shares”). The Company may accept subscriptions until the earlier of: 1) the date which is one year from the Offering being qualified by the SEC, 2) the date at which the Maximum Shares are sold, or 3) as sooner terminated by the Company (the “Termination Date”). Providing that subscriptions for $750,000 (the “Minimum Offering”) and all other requirements for a closing are met, the Company may elect at any time to close all or any portion of this Offering on various dates (each a “Closing”).

(e)        In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to Investor is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 6 hereof, which shall remain in force and effect.

(f)        The terms of this Subscription Agreement shall be binding upon Investor and its permitted transferees, heirs, successors and permitted assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall be acknowledge, agree, and be bound by the representations and warranties of Investor, terms of this Subscription Agreement.

2.             Purchase Procedure.

(a)        Subject to the terms and conditions of this Subscription Agreement, each Investor shall purchase at the applicable Closing and the Company agrees to sell and issue to each Investor at such Closing that number of Shares, rounded down to the nearest whole share, equal to the amount as set forth on the signature page hereto, divided by the Per Security Price.

(b)        Escrow Arrangements. Payment for the Shares by Investor shall be received by SI Securities, LLC from each Investor by ACH electronic transfer, debit card, wire transfer of immediately available funds, or other means approved by the Company, prior to a Closing in the amount of Investor’s subscription. Tendered funds will be promptly sent to the Bryn Mawr Trust Company of Delaware (the “Escrow Agent”) and remain in escrow until the Minimum Offering is met and a Closing has occurred. Investments shall be transmitted promptly to the Escrow Agent in compliance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event that the Minimum Offering has not been met by the Termination Date, any money tendered by Investors in the Offering will be promptly returned by the Escrow Agent.

Upon a successful Closing, the Escrow Agent shall release Investor’s funds to the Company. The Investor shall receive notice and evidence of the digital entry of the number of the Shares owned by Investor reflected on the books and records of the Company and verified by the Company’s transfer agent (the “Transfer Agent”), which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A of the Securities Act. Upon written instruction by the Investor, the Transfer Agent may record the Shares beneficially owned by the Investor on the books and records of the Company in the name of any other entity as designated by the Investor and in accordance with the Transfer Agent’s requirements.

3.             Representations and Warranties of the Company. The Company represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date of each Closing, except as otherwise indicated. For purposes of this Subscription Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

(a)        Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Shares and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)        Issuance of the Shares. The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c)        Authority for Agreement. The acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby and thereby, are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d)        No Filings. Assuming the accuracy of Investor’s representations and warranties set forth in Section 5 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the acceptance, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e)        Capitalization. The outstanding shares of Common Stock, Preferred Stock, options, warrants and other securities of the Company immediately prior to the initial Closing is as set forth in “Security Being Offered” in the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f)        Financial Statements. Complete copies of the Company’s financial statements, consisting of the statement of financial position of the Company as of its fiscal year end on December 31, 2019 and 2020, and the related consolidated statements of income and cash flows for the respective periods then ended (collectively, the “Financial Statements”), have been made available to Investor and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the respective periods indicated. IndigoSpire CPA Group, LLC, which has audited the Financial Statements at December 31, 2019 and December 31, 2020, and for each of the fiscal years then ended, is an independent accounting firm within the rules and regulations adopted by the SEC.

(g)        Proceeds. The Company shall use the proceeds from the issuance and sale of the shares of Series Seed-1 Preferred sold in the Offering as set forth in “Use of Proceeds” in the Offering Circular.

(h)        Litigation. Except as disclosed in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) to the Company’s knowledge, against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4.             Representations and Warranties of Investor. By subscribing to the Offering, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing:

(a)        Requisite Power and Authority. Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Subscription Agreement and to carry out the provisions of such respective agreements. All action on Investor’s part required for the lawful subscription to the Offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, this Subscription Agreement will be a valid and binding obligation of Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)        Company Information. Investor has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition. Investor represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Shares, it being understood that information and explanations related to the terms and conditions of the Shares and the other transaction documents that are described in the Offering Documents shall not be considered investment advice or a recommendation to purchase the Shares. Investor confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (B) made any representation to the undersigned regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. In deciding to purchase the Shares, Investor is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Shares is suitable and appropriate for the undersigned.

(c)        Investment Experience. Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto; or Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of Investor’s investment in the Shares, and to make an informed decision relating thereto.

(d)        Investor Determination of Suitability. Investor has evaluated the risks of an investment in the Shares, including those described in the section of the Offering Circular captioned “Risk Factors”, and has determined that the investment is suitable for Investor. Investor has adequate financial resources for an investment of this character, and at this time Investor could bear a complete loss of Investor’s investment in the Company.

(e)        No Registration. Investor understands that the Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of Investor's representations and warranties, and those of the other purchasers of the shares of Series Seed-1 Preferred in the Offering. Investor further understands that the Shares are not being registered under the securities laws of any states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are "covered securities" under the National Securities Market Improvement Act of 1996. Investor covenants not to sell, transfer or otherwise dispose of any Shares unless such Shares have been registered under the Securities Act and under applicable state securities laws, or exemptions from such registration requirements are available.

(f)        Illiquidity and Continued Economic Risk. Investor acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Shares on any market or take any steps (including registration under the Securities Act or the Exchange Act) with respect to facilitating trading or resale of the Shares. Investor must bear the economic risk of this investment indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Shares.

(g)        Accredited Investor Status or Investment Limits. Investor represents that either:

(i)       Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

(ii)      The purchase price, together with any other amounts previously used to purchase Shares in this Offering, does not exceed 10% of the greater of Investor’s annual income or net worth (or in the case where Investor is a non-natural person, their revenue or net assets for such Investor's most recently completed fiscal year end).

Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(h)        Stockholder Information. Within five days after receipt of a request from the Company, Investor hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s stockholders. Investor further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

(i)        Valuation. Investor acknowledges that the price of the shares of Series Seed-1 Preferred to be sold in this Offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that Investor’s investment will bear a lower valuation.

(j)        Domicile. Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address provided with Investors subscription.

(k)        Foreign Investors. If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

(l)        Compliance with Laws. Investor covenants that it will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Shares and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

(m)       No Tax or Investment Advice. Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Shares. It is understood that information and explanations related to the terms and conditions of the Shares provided in the Offering Statement or otherwise by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Shares, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Shares. The Investor acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Shares for purposes of determining the undersigned's authority to invest in the Shares. The Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.

5.             Indemnity. The representations, warranties and covenants made by Investor herein shall survive the closing of this Subscription Agreement. Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by Investor to comply with any covenant or agreement made by Investor herein or in any other document furnished by Investor to any of the foregoing in connection with this transaction.

6.             Participation Right. Each Investor that purchases $500,000.00 or more in Shares (each, a “Major Investor”) has the right of first refusal to purchase the Major Investor’s pro rata share of any New Securities (as defined below) that the Company may from time to time issue after the final Closing of the Offering, provided, however, the Major Investor will have no right to purchase any such New Securities if the Major Investor cannot demonstrate to the Company’s reasonable satisfaction that such Major Investor is at the time of the proposed issuance of such New Securities eligible to purchase such New Securities under applicable securities laws.

(a)        “New Securities” means any Common Stock or Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into Common Stock or Preferred Stock; provided, however, that “New Securities” does not include: (a) shares of Common Stock issued or issuable upon conversion of any outstanding shares of Preferred Stock; (b) shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants, convertible securities or other rights to purchase any securities of the Company outstanding as of the qualification of the Offering and any securities issuable upon the conversion thereof; (c) shares of Common Stock or Preferred Stock issuable upon conversion of any simple agreements for future equity (SAFEs) or convertible promissory notes; (d) shares of Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or recapitalization; (e) shares of Common Stock (or options, warrants or rights therefor) granted or issued to employees, officers, directors, contractors, consultants or advisers to the Company or any subsidiary of the Company pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board; (f) shares of the Company’s Series Seed-1 Preferred Stock issued pursuant to this Subscription Agreement; (g) any other shares of Common Stock or Preferred Stock (and/or options or warrants therefor) issued or issuable primarily for other than equity financing purposes and approved by the Board; and (h) shares of Common Stock issued or issuable by the Company to the public pursuant to a registration statement filed under the Securities Act.

(b)        Procedures. If the Company proposes to undertake an issuance of New Securities, it shall give notice to each Major Investor of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue the New Securities. Each Major Investor will have fourteen (14) days from the date of notice, to agree in writing to purchase such Major Investor’s pro rata share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Major Investor’s pro rata share). If the Major Investor fails to exercise in full the right of first refusal within the 14-day period, then the Company may sell the New Securities with respect to which the Major Investor’s rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Major Investors. The closing of any sale pursuant to this Section 6(b) shall occur within the later of sixty (60) days of the date that the Notice is given and the date of the initial sale of New Securities with respect to which the Major Investor’s rights of first refusal hereunder were not exercised.

(c)        Termination. The covenants set forth in this Section 6 shall terminate upon the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Restated Charter.

7.             Information Rights. Following each Closing and until the date at which Company is acquired or conducts its initial public offering, Company shall provide quarterly updates to each Investor (within 30 days following the close of each quarter). Such updates shall include at least the following information: (i) quarterly net sales, (ii) quarterly change in cash and cash on hand, (iii) material updates on the business, (iv) fundraising updates (any plans for next round, current round status, etc.), and (v) notable press and news. The information rights set forth in this Section 7 shall terminate (i) immediately before the consummation of an initial public offering by the Company to the public pursuant to a registration statement filed under the Securities Act, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Restated Charter, whichever event occurs first.

8.             Confidentiality. Anything in this Subscription Agreement to the contrary notwithstanding, no Investor by reason of this Subscription Agreement shall have access to any trade secrets or Confidential Information of the Company. The Company shall not be required to comply with any information rights of any Investor whom the Company reasonably determines to be a competitor or an officer, employee, director, or holder of ten percent (10%) or more of a competitor. Each Investor shall keep confidential and shall not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any Confidential Information obtained from the Company pursuant to the terms of this Subscription Agreement other than to any of the Investor’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring the Investor’s investment in the Company. “Confidential Information” means all information that is treated as confidential and proprietary by the Company including without limitation trade secrets, technology, and information pertaining to business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel, or operations of the Company, its affiliates, or their suppliers or customers, in each case whether spoken, written, printed, electronic, or in any other form or medium.

9.             Voting Proxy. Each Investor hereby appoints as the proxy of the Investor and grants a power of attorney to the Chief Executive Officer of the Company (the “CEO”), or his or her successor, and authorizes the CEO, with respect to any matters subject to a vote of the Investor, as specified in the Restated Charter, to vote the Investor’s Shares on their behalf if the Investor (i) fails to vote (whether by proxy, in person or by written consent) within the period required under the Restated Charter or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of the Restated Charter or this Subscription Agreement. In such circumstances, the CEO shall vote all of such holder’s Shares (and any securities into which the Shares may convert) in the CEO’s discretion. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Subscription Agreement and, as such, each is coupled with an interest and shall be irrevocable until the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock or the effectiveness of a registration statement under the Securities Exchange Act of 1934 covering the Common Stock.

10.           Drag-Along.

(a)        Drag Along Right. If a transaction or series of related transactions in which an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”), or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”) or a Deemed Liquidation Event (as defined in the Company’s Restated Charter, and together with a Stock Sale, a “Sale of the Company”) is approved by each of: (i) the holders of a majority of the shares of Class F Common Stock then outstanding; (ii) the holders of a majority of the shares of Preferred Stock then outstanding, and (iii) the Board, then each Investor shall vote (in person, by proxy or by action by written consent, as applicable) all shares of capital stock of the Company now or hereafter directly or indirectly owned of record or beneficially by such Investor (collectively, the “Shares”) in favor of, and adopt, such Sale of the Company and shall execute and deliver all related documentation and take such other action in support of the Sale of the Company as may reasonably be requested by the Company to carry out the terms and provision of this Section 10, including executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents. The obligation of any party to take the actions required by this Section 10 will not apply to a Sale of the Company if the other party involved in such Sale of the Company is a stockholder of the Company holding more than 10% of the voting power of the Company.

(b)        Exceptions to Drag Along Right. Notwithstanding the foregoing, an Investor need not comply with Section 10 above in connection with any proposed sale of the Company (the “Proposed Sale”) unless:

(i)        any representations and warranties to be made by the Investor in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including representations and warranties that (i) the Investor holds all right, title and interest in and to the Shares the Investor purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Investor in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Investor have been duly executed by the Investor and delivered to the acquirer and are enforceable against the Investor in accordance with their respective terms and, (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Investor’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law, or judgment, order, or decree of any court or governmental agency;

(ii)        the Investor will not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties, and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders);

(iii)        the liability for indemnification, if any, of the Investor in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its stockholders in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties, and covenants provided by all stockholders), and except as required to satisfy the liquidation preference of the Preferred Stock, if any, is pro rata in proportion to, and does not exceed, the amount of consideration paid to the Investor in connection with such Proposed Sale;

(iv)        liability will be limited to the Investor's applicable share (determined based on the respective proceeds payable to each stockholder in connection with the Proposed Sale in accordance with the provisions of the Restated Charter) of a negotiated aggregate indemnification amount that applies equally to all stockholders but that in no event exceeds the amount of consideration otherwise payable to the stockholder in connection with the Proposed Sale, except with respect to claims related to fraud by the Investor, the liability for which need not be limited as to the Investor; and

(v)        upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock unless the holders of at least a majority of Preferred Stock elect otherwise, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless the holders of at least a majority of the Preferred Stock elect to receive a lesser amount, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Sale of the Company (assuming for this purpose that the Proposed Sale is a Sale of the Company) in accordance with the Company’s Restated Charter in effect immediately prior to the Proposed Sale.

11.           Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of New York.

12.           Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:

AppMail, Inc.

Attn: Shi Li, Chief Executive Officer

435 W, 31st St.

New York, NY 10001

shi@appmail.co

If to Investor, at Investor’s address supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

13.           Miscellaneous.

(a)        All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b)        The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(c)        None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and the Requisite Holders. Any amendment or waiver effected in accordance with this Section will be binding upon all Investors, each transferee of the Shares (or the Common Stock issuable upon conversion thereof) or Common Stock from an Investor, and each future holder of all such securities, and the Company.

(d)        In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(e)        The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f)        This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(g)        The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(h)        The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(i)        This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(j)        No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14.           Subscription Procedure.      Each Investor, by providing his or her name and subscription amount and clicking “accept” and/or checking the appropriate box on the Platform (“Online Acceptance”), confirms such Investor’s investment through the Platform and confirms such Investor’s electronic signature to this Subscription Agreement. Investor agrees that his or her electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Subscription Agreement and Online Acceptance establishes such Investor’s acceptance of the terms and conditions of this Subscription Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date and year first agreed and accepted by the Company as written below.

INVESTOR:

By:

Name:

Title:

Email:

Address:

Amount:

Date:

AGREED AND ACCEPTED:

COMPANY:

By:

Name:

Title:

Date: